Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$83,944,230
Unrealized Gain (Loss) on Market Value of Futures	35,362,680
Dividend Income	40,973
Interest Income	39,833
ETF Transaction Fees	4,900
Total Income (Loss)	$119,392,616

Expenses
General Partner Management Fees	$219,425
Professional Fees	17,939
Brokerage Commissions	68,381
Non-interested Directors' Fees and Expenses	1,742
Prepaid Insurance Expense	826
SEC & FINRA Registration Expense	36,500
Total Expenses	344,813
Expense Waiver	(81,503)
Net Expenses	$263,310
Net Income (Loss)	$119,129,306

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$279,737,307
Additions (4,150,000 Shares)	35,311,442
Withdrawals (3,000,000 Shares)	(26,435,127)
Net Income (Loss)	119,129,306

Net Asset Value End of Month	$407,742,928
Net Asset Value Per Share (41,250,000 Shares)	$9.88

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596